FOR IMMEDIATE RELEASE

Arcutis Announces Leadership Transition
•Senior Vice President and Chief Commercial Officer (CCO) Ken Lock Stepping Down
•Ayisha Jeter Appointed Interim CCO

WESTLAKE VILLAGE, Calif., May 24, 2023 – Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), an early commercial-stage biopharmaceutical company focused on developing meaningful innovations in immuno-dermatology, today announced a leadership change. Ken Lock, who has served as Senior Vice President and Chief Commercial Officer (CCO) since October 2019, is stepping down to attend to personal matters effective June 2, 2023. During this transition period, Arcutis’ Vice President of Market Access, Ayisha Jeter, has been appointed interim CCO.

Mr. Lock’s contributions to the company have been significant, ranging from leading the overall commercialization process and building out a robust sales, marketing, access, and commercial operations organization, to the launch of the Company’s first product, ZORYVE® (roflumilast) cream 0.3% for individuals with plaque psoriasis 12 years of age and older in both the United States and Canada.

Ms. Jeter has led Arcutis’ access and reimbursement strategy since joining the Company in June 2020. She brings more than 20 years of biopharmaceutical and pharmaceutical industry experience across sales, sales leadership, and market access, including multiple product launches across a variety of therapeutic areas. At Arcutis, Ms. Jeter helped found the Arcutis Culture Team, helping to promote a diverse and inclusive culture.

“On behalf of our Board and team, I would like to thank Ken for his immense contributions to Arcutis and wish him success in his future endeavors. We are grateful for his leadership and dedication as he built our commercial organization, launched ZORYVE in plaque psoriasis, and prepared us for future potential indications of roflumilast including expansion in psoriasis down to 2 years of age and potential approval in seborrheic dermatitis,” said Frank Watanabe, President and Chief Executive Officer of Arcutis. “We are confident in the ability of Ayisha to step into this new role, given the depth and breadth of her sales and market access capability, as well as her strong leadership and operational expertise.”

Arcutis has commenced a search for a permanent CCO.

About Arcutis
Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) is an early commercial-stage medical dermatology company that champions meaningful innovation to address the urgent needs of individuals living with immune-mediated dermatological diseases and conditions. With a commitment to solving the most persistent patient challenges in dermatology, Arcutis has a growing portfolio that harnesses our unique dermatology development platform coupled with our dermatology expertise to build differentiated therapies against biologically validated targets. Arcutis’ dermatology development platform includes a robust pipeline with multiple clinical programs for a range of inflammatory dermatological conditions including scalp and body psoriasis, atopic dermatitis, seborrheic dermatitis, and alopecia areata. For more information, visit www.arcutis.com or follow Arcutis on LinkedIn, Facebook, and Twitter.

Forward-Looking Statements
Arcutis cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, the commercial launch of ZORYVE in plaque psoriasis, the potential expanded FDA approval of its plaque psoriasis indication down to 2 years or age, as well as potential approval of the Company’s roflumilast foam in seborrheic dermatitis. These statements are subject to substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that may cause our actual results to differ include risks inherent in our business, reimbursement and access to our products, the impact of competition and other important factors discussed in the "Risk Factors" section of our Form 10-K filed with U.S. Securities and Exchange Commission (SEC) on February 28, 2023, as well as any subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts:
Media
Amanda Sheldon, Head of Corporate Communications
asheldon@arcutis.com

Investors
Eric McIntyre, Head of Investor Relations
emcintyre@arcutis.com